AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 2001
                                                    REGISTRATION NO. 333-54154
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                              Amendment No. 1 to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                                WEBNUTRI.COM INC.
              (EXACT NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

           WASHINGTON                      5499                91-2086638
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD      (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      INDUSTRIAL CODE)    IDENTIFICATION NUMBER)

                             5621 EAGLE HARBOUR ROAD
                 WEST VANCOUVER, BRITISH COLUMBIA CANADA V7W 1P4
                                 (604) 922-4068
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                                ----------------

            AGENT FOR SERVICE:                            WITH A COPY TO:
          PETER FINCK, PRESIDENT                         JAMES L. VANDEBERG
             WEBNUTRI.COM INC.                       OGDEN MURPHY WALLACE, PLLC
         5621 EAGLE HARBOUR ROAD                   1601 FIFTH AVENUE, SUITE 2100
WEST VANCOUVER, BRITISH COLUMBIA CANADA V7W 1P4      SEATTLE, WASHINGTON 98101
             (604) 922-4068                              (206) 447-7000
  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]


                         CALCULATION OF REGISTRATION FEE

=========================================================================================
                                            PROPOSED        PROPOSED
                               AMOUNT       MAXIMUM          MAXIMUM
 TITLE OF EACH CLASS OF        TO BE     OFFERING PRICE     AGGREGATE       AMOUNT OF
SECURITIES TO BE REGISTERED  REGISTERED     PER UNIT     OFFERING PRICE  REGISTRATION FEE
---------------------------  ----------  --------------  --------------  ---------------
Class A Common Stock . . .    2,500,000  $          .01  $       25,000          6.25 (1)
=========================================================================================

(1)  Previously paid.

     THE REGISTRATION HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION-[ENTER DATE, 2001]

PROSPECTUS

                                       , 2001



                                WEBNUTRI.COM INC.

                             5621 EAGLE HARBOUR ROAD
                        WEST VANCOUVER, BC CANADA V7W 1P4
                                 (604) 922-4068




                        2,500,000 SHARES OF COMMON STOCK




     This is the initial public offering of common stock of WebNutri.com Inc., and no public market currently exists for shares of WebNutri's common stock. The initial public offering price is $0.01 per share of common stock which was arbitrarily determined. The offering is on a best efforts-no minimum basis. There is no minimum purchase requirement and no arrangement to place funds in an escrow, trust, or similar account. The latest date on which this offering will close will be 90 days after the date of this prospectus.



                                   Per Share     Total
                                  -----------  ---------
Offering Price                    $      .01   $ 25,000
--------------------------------  -----------  ---------
Less Estimated Offering Expenses     ($.0022)   ($5,560)
--------------------------------  -----------  ---------
Net Proceeds to WebNutri          $    .0078   $ 19,440
--------------------------------  -----------  ---------


                               ----------------


                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 2.


                               ----------------




     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE  WILL  AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION
IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                      TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ----
                                      PART I-PROSPECTUS
Prospectus Summary  .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

Risk Factors  .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

Determination of Offering Price  . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

Plan of Distribution  .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

Directors, Executive Officers, Promoters and Control Persons  .. . . . . . . . . . . .     4

Security Ownership of Certain Beneficial Owners and Management  .. . . . . . . . . . .     4

Description of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5

Interest of Named Experts and Counsel  . . . . . . . . . . . . . . . . . . . . . . . .     5

Disclosure of Commission Position on Indemnification for Securities Act Liabilities  .     5

Description of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

Management's Discussion and Analysis or Plan of Operation  . . . . . . . . . . . . . .    13

Description of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14

Certain Relationships and Related Transactions  .. . . . . . . . . . . . . . . . . . .    14

Market for Common Equity and Related Stockholder Matters  .. . . . . . . . . . . . . .    14

Executive Compensation  .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

Changes In and Disagreements with Accountants on Accounting and
  Financial Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

Financial Statements  .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-1

                               PROSPECTUS SUMMARY

WEBNUTRI.COMINC.

     WebNutri.com Inc. is a corporation formed under the laws of the State of Washington, whose principal executive offices are located in West Vancouver, British Columbia, Canada.

     The primary objective of the business is designed to market high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients in Alabama and Lousiana.


NAME,  ADDRESS,  AND  TELEPHONE  NUMBER  OF  REGISTRANT

     WebNutri.com  Inc.
     5621  Eagle  Harbour  Road
     West  Vancouver,  British  Columbia  Canada
     (604)  922-4068


THE  OFFERING

  Price per share Offered   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 0.01
  Common Stock Offered by WebNutri  .  . . . . . . . . . . . . . . . . . . . . . . . . .  2,500,000 shares
  Common Stock Outstanding Prior to Offering  . . . . . . . . . . . . . . . . . . . . .   5,100,000 shares
  Common Stock Outstanding After Offering Assuming 50% of the Offering is Sold  . . . .   6,350,000 shares
  Common Stock Outstanding After Offering Assuming 100% of the Offering is Sold . . . .   7,600,000 shares



     WebNutri expects to use the net proceeds for organizational purposes and to determine the feasibility of selling Vitamineralherb.com products to specific markets.

                                  RISK FACTORS

     WebNutri has incurred losses since its inception December 15, 2000, expects losses to continue for the foreseeable future, and could fail before implementing its business plan

     WebNutri is in the extreme early stages of development and could fail before implementing its business plan. It is a "start up" venture that will incur net losses for the foreseeable future. In its Independent Auditor's Report, WebNutri's accountants state that WebNutri's failure to generate revenues and conduct operations since its inception raise substantial doubt about its ability to continue as a going concern. WebNutri has only recently acquired its principal asset. WebNutri will incur additional expenses before becoming profitable, if it ever becomes profitable. It is a relatively young company that has no history of earnings or profit. There is no assurance that it will operate profitably in the future or provide a return on investment in the future.

     Changes or interruptions to WebNutri's arrangements with its supplier, Ives Formulation Co., may have an adverse effect on its ability to operate

     If WebNutri's licensor, Vitamineralherb.com, defaults under its agreement with its supplier, Ives Formulation Co., WebNutri could lose access to its manufacturing source, and WebNutri distribution rights would become meaningless. Similarly, any dispute between Ives and Vitamineralherb.com could prevent WebNutri from selling or delivering product to its customers. Any termination or impairment of WebNutri's license rights and access to products could prevent WebNutri from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

     No market may develop for WebNutri common stock and investors may be unable to sell their shares

     There is no public market for WebNutri's common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. The trading market price of WebNutri's common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for WebNutri's common stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of WebNutri's securities. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in WebNutri's common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in WebNutri stock.

     If the Vitamineralherb.com business plan does not prove to be feasible, WebNutri may be considered a blank check company which would restrict resales of its stock

     If the Vitamineralherb.com business plan does not prove to be economically feasible, and WebNutri does not otherwise have a specific business plan or purpose, WebNutri would be considered a "blank check company", which could limit an investor's ability to sell its stock, thereby decreasing the value of the stock. A "blank check company" is subject to Rule 419 of the Securities Act. Pursuant to Rule 419, all funds raised by and securities issued in connection with a public offering by a blank check company must be held in escrow, and any such securities may not be transferred. Many states have also enacted statutes, rules and regulations limiting the sale of securities of blank check companies within their respective jurisdictions. As a result, WebNutri would have great difficulty raising additional capital. In addition, there would be a limited public market, if any, for resale of the shares of WebNutri common stock issued in this offering.

     WebNutri may need additional financing which may not be available, or which may dilute the ownership interests of investors

     WebNutri's ultimate success will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. WebNutri has not investigated the availability, source or terms that might govern the acquisition of additional financing. If WebNutri fails to raise additional funds, it will be unable to implement its business plan and it will likely fail. WebNutri may raise additional funds through the issuance of equity, equity-related or convertible debt securities. The issuance of additional common stock will dilute existing stockholders. WebNutri may issue securities with rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience additional dilution. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to WebNutri.

     Purchasers must rely on Mr. Finck's abilities for all decisions as he will control the majority of the stock after the offering. WebNutri has no employment agreement with Mr. Finck and he spends only part-time on its business. His leaving may severely restrict WebNutri's ability to operate

     Mr. Finck is serving as WebNutri's sole officer and director. WebNutri will be heavily dependent upon Mr. Finck's entrepreneurial skills and experience to implement its business plan and may, from time to time, find that his inability to devote full time and attention to its affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan. Moreover, WebNutri does not have an employment agreement with Mr. Finck and as a result, there is no assurance that he will continue to manage its affairs in the future. Nor has WebNutri obtained a key man life insurance policy on Mr. Finck. WebNutri could lose the services of Mr. Finck, or Mr. Finck could decide to join a competitor or otherwise compete directly or indirectly with WebNutri, which would have a significant adverse effect on its business and could cause the price of its stock to be worthless. The services of Mr. Finck would be difficult to replace.

     Mr. Finck has no experience in distributing vitamin products, e-commerce, or running a public company, which may hamper WebNutri's implementation of its business plan or result in business failure

     Mr. Finck has no experience in marketing or distributing vitamins, minerals, nutritional supplements, and other health and fitness products. Nor does he have experience in sales of products over the Internet. Moreover, Mr. Finck has no experience in running a public company. Mr. Finck's lack of relevant experience may cause him to make poor business decisions, possibly leading to the failure of the company.

     WebNutri is solely dependent upon amounts to be raised in this offering, the proceeds of which are insufficient to achieve revenues. WebNutri will have to obtain additional financing which may not be available.

          WebNutri has limited funding. It is solely dependent on the proceeds to be raised in this offering, and the results of the offering are uncertain. If all of the shares being offered are sold, the net proceeds to WebNutri after expenses will be approximately $19,440. This amount will only enable WebNutri to conduct surveys to determine the feasibility of its license, and, should it determine that the license is feasible, begin to hire salespeople. It will need additional funds to complete its development phase and achieve a sustainable sales level where ongoing operations can be funded out of revenues. These expenses will exceed the funds raised by this offering, and WebNutri will have to obtain additional financing through an offering or capital contributions by current shareholders. No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to WebNutri or at all. If WebNutri fails to raise additional funds, it will be unable to implement its business plan and it will likely fail.

     Investors may face significant restrictions on the resale of WebNutri stock due to federal penny stock regulations

     The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because WebNutri's securities may constitute "penny stock" within the meaning of the rules, the rules would apply to WebNutri and its securities. The rules may further affect the ability of owners of WebNutri's shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

     Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

- control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

- manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

- "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

- excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

- the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some  of  the  statements  under  "Prospectus  Summary",   "Risk  Factors",
"Management's Discussion and Analysis of Financial Condition and Results of Operations", "Description of Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause WebNutri's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although WebNutri believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements.


                                 USE OF PROCEEDS

     The net proceeds to WebNutri from the sale of the 2,500,000 shares of common stock offered by WebNutri hereby at an assumed initial public offering price of $.01 per share are estimated to be $19,440. WebNutri expects to use the net proceeds listed in order of priority as follows:

-----------------------------------------------------------------------------------------------
                         Assuming Sale of  Assuming Sale of  Assuming Sale of  Assuming Sale of
                         ----------------  ----------------  ----------------  ----------------
                           10% of Stock      25% of Stock      50% of Stock     100% of Stock
                         ----------------  ----------------  ----------------  ----------------
                          Being Offered     Being Offered     Being Offered     Being Offered
                         ----------------  ----------------  ----------------  ----------------
Gross Proceeds                      2,500             6,250            12,500            25,000
Less Expenses                       5,560             5,560             5,560             5,560
Net Proceeds                            0               690             6,940            19,440
Organizational Purposes                 0                 0             1,000             1,000
Market Research                         0                 0             5,940            13,500
Hiring Salespersons                     0                 0                 0             4,940
-----------------------------------------------------------------------------------------------

     Legal expenses of $16,000 were paid by WebNutri's sole shareholder, Mr. Kirsh, in return for 1,600,000 shares of common stock.

     WebNutri continually evaluates other business opportunities that may be available to it, whether in the form of assets acquisitions or business combinations. WebNutri may use a portion of the proceeds for these purposes. WebNutri is not currently a party to any contracts, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions.

     WebNutri  has not yet  determined  the  amount of net  proceeds  to be used specifically for any of the foregoing purposes. Accordingly, WebNutri's management will have significant flexibility in applying the net proceeds of the offering.


                         DETERMINATION OF OFFERING PRICE

     WebNutri arbitrarily determined the price of the stock in this Offering. The offering price is not an indication of and is not based upon the actual value of WebNutri. It bears no relationship to the book value, assets or earnings of WebNutri or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                              PLAN OF DISTRIBUTION

     WebNutri will offer and sell its common stock through its sole officer and director, Peter Finck, pursuant to and in compliance with Rule 3a4-1 of the Exchange Act. Rule 3a4-1 provides a safe harbor from the broker dealer registration requirements for officers and directors of an issuer who participate in the sale of the issuer's securities. Mr. Finck will qualify for the exemption because he will not be compensated based upon sales of stock; he primarily performs substantial duties for WebNutri other than in connection with the offering; he is not nor has been a broker or dealer, or an associated person of a broker or dealer in the last 12 months; he has not and will not participate in selling an offering of securities for any other issuer within the 12 months before and after this offering; and he is not otherwise disqualified. Mr. Finck will offer stock primarily by delivering prospectuses to business associates with whom he has a pre-existing relationship. All sales will be made in compliance with the securities laws of local jurisdictions.

                                LEGAL PROCEEDINGS

     WebNutri is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against WebNutri or its property contemplated by any governmental authority.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following table sets forth the name, age and position of each director and executive officer of WebNutri:

       NAME                    AGE    POSITION
       ----                    ---    --------
       Peter Finck  . . . . .   41    President, Secretary, Treasurer, Director

     In December, 2000, Mr. Finck was elected as the sole officer and director of WebNutri. Mr. Finck plans to devote approximately 10 hours per week to the business. He will serve until the first annual meeting of WebNutri's shareholders and his successors are elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.

     In November 1998, Peter Finck helped form a consulting and corporate training company called Rock The Boat Ventures in the Art of Collaborative
Performance Inc. The company's primary purpose is to provide consulting, training workshops and training licences to individuals, organizations and companies. To date, Rock The Boat has facilitated contracts with several organizations including a large British Colombian government Health Region and Seattle Pacific University. Mr. Finck is a director of Rock The Boat and is active in the administration of and the ongoing presentations. Rock the Boat has active contracts with clients. Mr. Finck devotes approximately 5 hours per week to Rock The Boat Ventures.

     In April 1995, Mr. Finck incorporated as Peter Finck Inc. The company's primary business is to provide residential and consulting services to the Province of British Columbia. In 1997, Mr. Finck changed the name of the company to A Community Vision For Children And Families Ltd. Mr. Finck is currently the executive director and sole director of A Community Vision, to which he devotes approximately 15 hours per week.

     Prior to his work with Community Vision, Mr. Finck held several front-line positions with Pacific Legal Education Association from May 1984 to September 1994. While employed with this organization, Mr. Finck's positions included Family Support Worker, Activity Supervisor Team Leader, Contract Manager, as well as an executive management post as Acting Agency Director.

     In December 2000, Mr. Finck became president of Fraser Valley Education and Therapy Services Inc., a privately held corporation, of which he is majority shareholder. Fraser Valley provides family counseling on behalf of the provincial government. Mr. Finck's duties for Fraser include marketing and sales services.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 31, 2000, WebNutri's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by WebNutri to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown.


                                                     SHARES    PERCENTAGE OF
 NAME                                                 OWNED     SHARES OWNED
 ----                                               ---------  -------------
 Michael Kirsh . . . . . . . . . . . . . . . . . .  5,100,000           100%
    5076 Angus Drive
    Vancouver, British Columbia Canada V6M 3M5
 Peter  Finck                                               0             0%
    5621  Eagle  Harbour  Road
    West  Vancouver,  British  Columbia  Canada
All Executive Officers and Directors as a Group
    (1 Individual). . . . . . . . . . . . . . . . .         0             0%

     Mr. Kirsh, WebNutri's sole shareholder, is the sole shareholder or majority shareholder of 3 other companies with Vitamineralherb.com licenses, which also have conducted or are in registration for an initial public offering similar to that contemplated by this prospectus. Mr. Kirsh has received no payments from any of these companies. Mr. Kirsh has never owned any other such companies and does not plan to purchase any other such companies. The following is information regarding the 3 other companies:

                                                                               Kirsh's Beneficial  Status of
                               Date of                       Net Contribution        Ownership     Initial Public
Company Name                  Formation       Territory      by Kirsh           Shares        %    Offering
---------------------------  ------------  ----------------  ----------------  -----------  -----  ---------------

BentleyCapitalCorp.com Inc.      03-14-00  British Columbia  $         16,000    1,500,000    75%  Closed
---------------------------  ------------  ----------------  ----------------  -----------  -----  ---------------
Ucellit.com Inc.                 03-14-00  Ontario           $         16,000    1,500,000    75%  Closed
---------------------------  ------------  ----------------  ----------------  -----------  -----  ---------------
Supplife.com Inc                 11-14-00  Michigan          $         51,000    5,100,000   100%  In registration
---------------------------  ------------  ----------------  ----------------  -----------  -----  ---------------

                            DESCRIPTION OF SECURITIES

     The following description of WebNutri's capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by WebNutri's articles of incorporation and bylaws, and by the applicable provisions of Washington law.

     The  authorized  capital  stock of WebNutri consists of 120,000,000 shares:
100,000,000 shares of Common Stock having a par value of $0.0001 per share and 20,000,000 shares of Preferred Stock. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of WebNutri's common stock.

     The holders of shares of common stock of WebNutri do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of WebNutri's directors.

     The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of WebNutri, holders are entitled to receive, ratably, the net assets of WebNutri available to shareholders after payment of all creditors.

     All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of WebNutri's common stock are issued, the relative interests of existing shareholders may be diluted.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

Neither Manning Elliott nor Ogden Murphy Wallace, PLLC was employed on a contingent basis in connection with the registration or offering of WebNutri's common stock.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     WebNutri's articles of incorporation provide that it will indemnify its officers and directors to the full extent permitted by Washington state law. WebNutri's bylaws provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of WebNutri or is or was serving at the request of WebNutri as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of WebNutri pursuant to the forgoing provisions or otherwise, WebNutri has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

     General

     WebNutri was incorporated under the laws of the State of Washington on December 15, 2000, and is in its early developmental and promotional stages. To date, WebNutri's only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. WebNutri has not commenced commercial operations. WebNutri has no full time employees and owns no real estate.


     Acquisition  of  the  License

     On December 15, 2000, WebNutri's sole shareholder, Michael Kirsh, in return for 3,500,000 shares of WebNutri's common stock, transferred to WebNutri his rights under that certain License Agreement with Vitamineralherb.com. The License Agreement grants an exclusive right to distribute Vitamineralherb.com products to health and fitness professionals in Alabama and Louisiana via the Internet. Mr. Kirsh acquired the license from Vitamineralherb.com for $35,000.


     The  License

     WebNutri has a three year license to market and sell vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients. WebNutri's territory is Alabama and Louisiana. The license will be automatically renewed unless WebNutri or Vitamineralherb.com gives the other notice of its intent not to renew. Vitamineralherb.com has represented that the Alabama/Louisiana territory contains a minimum of 6,000 alternative health and fitness practitioners. However, WebNutri plans to conduct a market survey to determine its core target market and the feasibility of the license.

     Vitamineralherb.com has agreed to provide certain business administrative services to WebNutri, including product development, store inventory, website creation and maintenance, establishment of banking liaisons, and development and maintenance of an order fulfillment system, thereby enabling WebNutri to focus strictly on marketing and sales. Some services, such as development of the website and the order fulfillment system, will be provided by Vitamineralherb.com, while others, such as product development and store inventory, will be provided by the product supplier. Vitamineralherb.com sets the price for products based on the manufacturer's price, plus a mark up which Vitamineralherb.com and WebNutri share equally.

     WebNutri and its customers will also be able to request quotes for and order custom-formulated and custom-labeled products via the website. Three different labeling options are available to customers: First, products may be ordered with the manufacturer's standard label with no customization. Second, the fitness or health professional may customize the labels by adding its name, address, and phone number to the standard label. In most cases, these labels would be a standardized label with product information and a place on the label for the wording "Distributed by." This gives these health and fitness professionals a competitive edge. Third, labels may be completely customized for the health or fitness professional.

     When a fitness or health professional becomes a client, WebNutri's salesperson will show the client how to access the Vitamineralherb.com website. The client is assigned an identification number that identifies it by territory, salesperson, and business name, address, and other pertinent information. The health or fitness professional may then order the products it desires directly through the Vitamineralherb.com website. It is anticipated that the customer will pay for the purchase with a credit card, electronic check ("e-check"), or debit card. All products will be shipped by the manufacturer directly to the professional or its clients.

     The website is maintained by Vitamineralherb.com, and each licensee pays an annual website maintenance fee of $500. All financial transactions will be handled by Vitamineralherb.com's Internet clearing bank. The Vitamineralherb.com webmaster will download e-mail orders several times a day, check with clearing bank for payment and then submit the product order and electronic payment to Ives Formulation Co. Vitamineralherb.com will then forward the money due WebNutri via electronic funds transfer. Vitamineralherb.com's software will track all sales through the customer's identification number, and at month end, e-mail to WebNutri and its customer a detailed report including sales commissions. Vitamineralherb.com has indicated that it will use e-commerce advertising such as banner ads on major servers and websites, as well as trying to insure that all major search engines pick Vitamineralherb.com first. Sales originating from the website to customers located in Alabama and Louisiana will automatically be assigned to WebNutri.

Background  on  Vitamineralherb.com  Inc.  and  Ives  Formulation  Co.

     Vitamineralherb.com entered into a Manufacturing Agreement, dated June 9, 2000, with Ives Formulation Co., of San Diego, California. Ives Formulation has been a contract manufacturer of vitamin, mineral, nutritional supplement, and alternative health products for various marketing organizations. In addition to a line of standard products, Ives Formulation is able to manufacture custom blended products for customers, and to supply privately labeled products for WebNutri's customers at a minimal added cost. Ives Formulation is a wholly-owned subsidiary of Ives Health Company, Inc., a public company traded on the Bulletin Board under the symbol "IVEH". Ives Formulation was acquired by Ives Health in 2000.

     The following financial information is based on Ives Health's Form 10-QSB for the period ended September 30, 2000. Ives Health Company is a manufacturing firm that owns the formula to a line of high quality, all-natural preventive health products which are currently distributed through pharmacies in 43 states. Ives Health began operations in 1992. Ives Health's current management team includes: M. Keith Ives, President and Founder; Mick Harrison, Chief Executive Officer; JoEtta J. Hughes, Chief Operating Officer; Dr. Jack Watkins, Research and Development Consultant; Dr. B.P. Poovaiah, Research and Development Consultant; E. Carolyn Tolman, CPA; Tony Fauver, Quality Control; Patrick H. Storms, President / NutraRight, Int.; and Bill Johnston, Sr. Vice President / NutraRight. For the six months ending Sept. 30, 2000, Ives Health posted comparable sales to the same period in 1999. The net sales for the six months ending Sept. 30, 2000, was $457,536 compared to $456,374 for the six months ending Sept. 30, 1999. Earnings for the quarter ending Sept. 30, 2000 were ($869,033) as compared to ($204,977) for the same period in 1999. Earnings numbers were lower due to the cost of supporting Ives Formulation Company and NutraRight International Inc., with significantly less income than expected. For the quarter ending Sept. 30, 2000 gross profit was $264,061 increasing from $229,786 for the same quarter in 1999, a 15% increase. Cost of sales decreased during the quarter ending Sept. 30, 2000 to 42.3% of sales as compared to the same period for 1999 which was 49.6% of sales. Operating expense ratios as compared to sales were significantly higher for the quarter ending Sept.30, 2000 as compared to the same period in 1999 due to the continued operation of Ives Formulation Company without adequate business to support it, and associated startup costs and the operation of NutraRight International, Ives Health's new direct sales subsidiary which has not yet produced revenues. Ives Formulation recorded a net loss of ($265,931) for operations through September 30, 2000.

     Although NutraRight will directly market Ives' nutritional products directly to the public over the Internet, WebNutri does not view NutraRight as a direct competitor. WebNutri's business plan is to market to health and fitness practitioners, offering them the ability to private label and custom formulate products for sales to their clients.

     Vitamineralherb.com has just begun developing its vitamin marketing and distributorship business. Vitamineralherb.com's website is fully functional at www.vitamineralherb.com, and ready to receive and process orders from licensees
-----------------------
or their clients. However, none of Vitamineralherb.com's licensee's has begun operations or made sales. Vitamineralherb.com has had no sales activity and received no revenues. Vitamineralherb.com's officers are David R. Mortenson, President and John T. Bauska, Secretary, Treasurer.

     Implementation  of  business  plan:  milestones

     WebNutri's business plan is to determine the feasibility of selling Vitamineralherb.com products to targeted markets. Should WebNutri determine that its business plan is feasible, it intends to employ salespeople to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. These professionals would sell the products to their clients via the Internet. WebNutri will achieve implementation of its business plan by meeting the following milestones:

     - MILESTONE 1-MARKET SURVEY. In order to determine the feasibility of its business plan, WebNutri must conduct research into the various potential target markets. The market analysis research will likely consist of a telephone survey to 100-200 potential clients, focusing on three or four of the core target markets, such as chiropractors, health clubs, and alternative medicine practitioners. The survey would likely contain questions which would determine the marketing approach and acceptability of specific products. The survey would take approximately four to six weeks. The cost of the survey is estimated to range from $10,000-$13,500, which would be paid for in part out of the proceeds of this offering.

     - MILESTONE 2:-HIRE SALESPEOPLE. Should WebNutri determine that the exploitation of the license is feasible, it will then have to engage salespeople to market the products. WebNutri expects that it may hire two salespeople during its first year of operation. The hiring process would include running advertisements in the local newspaper and conducting interviews. It is anticipated that hiring the salespeople may take four to eight weeks. The cost of hiring the salespeople, not including compensation, is estimated at $20,000.

     - MILESTONE 3: ESTABLISH AN OFFICE. WebNutri would then have to establish an office or offices for the sales force in the appropriate market or markets. This would include an office, equipment such as computers and telephones, and sample inventory for the salespeople. It is anticipated that it may take eight to twelve weeks to locate acceptable office space and select and purchase equipment. The expense of office rental, equipment and inventory samples is estimated to be $45,000 per year.

     - MILESTONE 4: DEVELOPMENT OF ADVERTISING CAMPAIGN. The next step would be to develop an advertising campaign, including establishing a list of prospects based on potential clients identified in the market survey, and designing and printing sales materials. It is anticipated that it would take approximately six to ten weeks to develop the advertising campaign, although, depending on the availability of resources, WebNutri will attempt to develop its advertising campaign concurrently with establishing an office. The cost of developing the campaign is estimated at approximately $12,000 per year.

     - MILESTONE 5: IMPLEMENTATION OF ADVERTISING CAMPAIGN/SALES CALLS. Implementation of the advertising campaign would begin with mailing the sales materials to the identified list of prospects. Approximately two to four weeks thereafter, the salespeople would begin telephone follow ups and scheduling of sales calls. Although it will be necessary to make sales calls throughout the life of the company, it is estimated that the first round of sales calls will take approximately eight to twelve weeks to complete. The cost of salary and expenses for two salespeople is estimated at $248,000 per year.

     - MILESTONE 6: ACHIEVE REVENUES. It is difficult to quantify how long it will take to convert a sales call into actual sales and revenues. WebNutri will not begin receiving orders until its sales force is able to convince potential clients to begin offering such products to their customers, or to convert from an existing supplier. WebNutri hopes that clients would begin placing orders within weeks of a sales call, but it may take several months before people begin to purchase products. Moreover, customers may not be willing to pay for products at the time they order, and may insist on buying on account, which would delay receipt of revenues another month or two. Assuming WebNutri has received all necessary approvals to begin raising funds by March 1, 2001, and assuming an offering period of approximately one month, in a best case scenario WebNutri may receive its first revenues as early as September 1, 2001. However, a more realistic estimate of first revenues would be April 1, 2002 or later.

     The expenses of implementing WebNutri's business plan are expected to total approximately $338,500; $319,060 in excess of the expected net proceeds of this offering. WebNutri will have to obtain additional financing through an offering or through capital contributions by current shareholders. No commitments to provide additional funds have been made by management or shareholders.
Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to WebNutri or at all.


     Competition

     The electronic commerce industry is new, rapidly evolving and intensely competitive, and WebNutri expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamin, supplement, mineral and alternative health product market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention.

     WebNutri's  competitors  can  be  divided  into  several  groups including:

     - traditional vitamins, supplements, minerals and alternative health products retailers;

     -    the  online  retail  initiatives  of  several  traditional   vitamins,
          supplements, minerals and alternative health products retailers;

     - online retailers of pharmaceutical and other health-related products that also carry vitamins, supplements, minerals and alternative health products;

     - independent online retailers specializing in vitamins, supplements, minerals and alternative health products;

     - mail-order and catalog retailers of vitamins, supplements, minerals and alternative health products, some of which have already developed online retail outlets; and

     - direct sales organizations, retail drugstore chains, health food store merchants, mass market retail chains and various manufacturers of alternative health products.

     Many of WebNutri's potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than WebNutri has. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than WebNutri does. Increased competition may result in reduced operating margins and loss of market share.

     WebNutri believes that the principal competitive factors in its market are:

     -    ability to attract and retain customers;

     -    breadth of product selection;

     -    product pricing;

     -    ability to customize products and labeling;

     -    quality and responsiveness of customer service.

     WebNutri believes that it can compete favorably on these factors. However, WebNutri will have no control over how successful its competitors are in addressing these factors. In addition, with little difficulty, WebNutri's online competitors can duplicate many of the products or services offered on the Vitamineralherb.com site.

     WebNutri believes that traditional retailers of vitamins, supplements, minerals and other alternative health products face several challenges in succeeding:

     - Lack of convenience and personalized service. Traditional retailers have limited store hours and locations. Traditional retailers are also unable to provide consumers with product advice tailored to their particular situation.

     - Limited product assortment. The capital and real estate intensive nature of store-based retailers limit the product selection that can be economically offered in each store location.

     - Lack of Customer Loyalty. Although the larger traditional retailers often attract customers, many of these customers are only one-time users. People are often attractive to the name brands, but find the products too expensive. It is understood that these are quality products and have value, but the multilevel structure of marketing often employed by large retailers mandate high prices.

     As a result of the foregoing limitations, WebNutri believes there is significant unmet demand for an alternative shopping channel that can provide consumers of vitamins, supplements, minerals and other alternative health products with a broad array of products and a convenient and private shopping experience.

     WebNutri hopes to attract and retain consumers through the following key attributes of its business:

     - Breadth of product selection: WebNutri can offer a broad variety of products due to its relationship with its supplier, Ives Formulation Co. This enables WebNutri to offer different products and formulations to each client. For example, a sports trainer seeking to enhance a trainee's endurance would likely use different products than an herbalist seeking to relieve a client's cold or flu symptoms.

     - Product pricing: The goal of WebNutri's pricing is to compete with multi-level marketing organizations such as Herbalife and Shaklee. Such organizations work on a system of selling in which distributors recruit others down-line to recruit others to make the sales. It is WebNutri's understanding in the marketplace that these organizations typically mark products up 10 times the original wholesale cost in order to provide incentives to create incentives down-line. WebNutri hopes to provide pricing to its resellers for very little more than the network marketing companies pay for the wholesale product.

     - Accessibility to Customized Products. At minimal cost, health and fitness practitioners may offer their customers customized products.

     - Access to Personalized PrograMr. Health or fitness professional can tailor vitamin and dietary supplement regimes to their clients.


     Regulatory  environment

     The manufacturing, processing, formulating, packaging, labeling and advertising of the products WebNutri sells may be subject to regulation by one or more U.S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities also may be regulated by various agencies of the states, localities and foreign countries in which consumers reside.

     The Food and Drug Administration, in particular, regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the- counter or homeopathic drugs. Under the Federal Food, Drug, and Cosmetic Act, the Food and Drug Administration may undertake enforcement actions against companies marketing unapproved drugs, or "adulterated" or "misbranded" products. The remedies available to the Food and Drug Administration include: criminal prosecution; an injunction to stop the sale of a company's products; seizure of products; adverse publicity; and "voluntary" recalls and labeling changes.

     Food and Drug Administration regulations require that certain informational labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. Specifically, the Food, Drug, and Cosmetic Act requires that food, including dietary supplements, drugs and cosmetics, not be "misbranded." A product may be deemed an unapproved drug and "misbranded" if it bears improper claims or improper labeling. The Food and Drug Administration has indicated that promotional statements made about dietary supplements on a company's website may constitute "labeling" for purposes of compliance with the provisions of the Food, Drug, and Cosmetic Act. A manufacturer or distributor of dietary supplements must notify the Food and Drug Administration when it markets a product with labeling claims that the product has an effect on the structure or function of the body. Noncompliance with the Food, Drug, and Cosmetic Act, and recently enacted amendments to that Act discussed below, could result in enforcement action by the Food and Drug Administration.

     The Food, Drug, and Cosmetic Act has been amended several times with respect to dietary supplements, most recently by the Nutrition Labeling and Education Act of 1990 and the Dietary Supplement Health and Education Act of 1994. The Dietary Supplement Health and Education Act created a new statutory framework governing the definition, regulation and labeling of dietary supplements. With respect to definition, the Dietary Supplement Health and Education Act created a new class of dietary supplements, consisting of vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, extracts or combinations of such dietary ingredients. Generally, under the Dietary Supplement Health and Education Act, dietary ingredients that were on the market before October 15, 1994 may be sold without Food and Drug Administration pre-approval and without notifying the Food and Drug Administration. In contrast, a new dietary ingredient, i.e., one not on the market before October 15, 1994, requires proof that it has been used as an article of food without being chemically altered or evidence of a history of use or other evidence of safety establishing that it is reasonably expected to be safe. Retailers, in addition to dietary supplement manufacturers, are responsible for ensuring that the products they market for sale comply with these regulations. Noncompliance could result in enforcement action by the Food and Drug Administration, an injunction prohibiting the sale of products deemed to be noncompliant, the seizure of such products and criminal prosecution.

     The Food and Drug Administration has indicated that claims or statements made on a company's website about dietary supplements may constitute "labeling" and thus be subject to regulation by the Food and Drug Administration. With respect to labeling, the Dietary Supplement Health and Education Act amends, for dietary supplements, the Nutrition Labeling and Education Act by providing that "statements of nutritional support," also referred to as "structure/function claims," may be used in dietary supplement labeling without Food and Drug Administration pre-approval, provided certain requirements are met. These statements may describe how particular dietary ingredients affect the structure or function of the body, or the mechanism of action by which a dietary ingredient may affect body structure or function, but may not state a drug claim, i.e., a claim that a dietary supplement will diagnose, mitigate, treat, cure or prevent a disease. A company making a "statement of nutritional support" must possess substantiating evidence for the statement, disclose on the label that the Food and Drug Administration has not reviewed the statement and that the product is not intended for use for a disease and notify the Food and Drug Administration of the statement within 30 days after its initial use. It is possible that the statements presented in connection with product descriptions on WebNutri' site may be determined by the Food and Drug Administration to be drug claims rather than acceptable statements of nutritional support. In addition, some of WebNutri' suppliers may incorporate objectionable statements directly in their product names or on their products' labels, or otherwise fail to comply with applicable manufacturing, labeling and registration requirements for over-the-counter or homeopathic drugs or dietary supplements. As a result, Vitamineralherb.com may have to remove objectionable statements or products from its site or modify these statements, or product names or labels, in order to comply with Food and Drug Administration regulations. Such changes could interfere with WebNutri' marketing of products and could cause us to incur significant additional expenses.

     In addition, the Dietary Supplement Health and Education Act allows the dissemination of "third party literature" in connection with the sale of dietary supplements to consumers at retail if the publication meets statutory requirements. Under the Dietary Supplement Health and Education Act, "third party literature" may be distributed if, among other things, it is not false or misleading, no particular manufacturer or brand of dietary supplement is promoted, a balanced view of available scientific information on the subject matter is presented and there is physical separation from dietary supplements in stores. The extent to which this provision may be used by online retailers is not yet clear, and WebNutri cannot assure you that all pieces of "third party literature" that may be disseminated in connection with the products WebNutri offers for sale will be determined to be lawful by the Food and Drug Administration. Any such failure could render the involved product an unapproved drug or a "misbranded" product, potentially subjecting us to enforcement action by the Food and Drug Administration, and could require the removal of the noncompliant literature from Vitamineralherb.com's website or the modification of WebNutri' selling methods, interfering with WebNutri continued marketing of that product and causing us to incur significant additional expenses. Given the fact that the Dietary Supplement Health and Education Act was enacted only five years ago, the Food and Drug Administration's regulatory policy and enforcement positions on certain aspects of the new law are still evolving. Moreover, ongoing and future litigation between dietary supplement companies and the Food and Drug Administration will likely further refine the legal interpretations of the Dietary Supplement Health and Education Act. As a result, the regulatory status of certain types of dietary supplement products, as well as the nature and extent of permissible claims will remain unclear for the foreseeable future. Two areas in particular that pose potential regulatory risk are the limits on claims implying some benefit or relationship with a disease or related condition and the application of the physical separation requirement for "third party literature" as applied to Internet sales.

     In addition to the regulatory scheme under the Food, Drug and Cosmetic Act, the advertising and promotion of dietary supplements, foods, over-the-counter drugs and cosmetics is subject to scrutiny by the Federal Trade Commission. The Federal Trade Commission Act prohibits "unfair or deceptive" advertising or marketing practices, and the Federal Trade Commission has pursued numerous food and dietary supplement manufacturers and retailers for deceptive advertising or failure to substantiate promotional claims, including, in many instances, claims made via the Internet. The Federal Trade Commission has the power to seek administrative or judicial relief prohibiting a wide variety of claims, to enjoin future advertising, to seek redress or restitution payments and to seek a consent order and seek monetary penalties for the violation of a consent order. In general, existing laws and regulations apply fully to transactions and other activity on the Internet. The Federal Trade Commission is in the process of reviewing its policies regarding the applicability of its rules and its consumer protection guides to the Internet and other electronic media. The Federal Trade Commission has already undertaken a new monitoring and enforcement initiative, "Operation Cure-All," targeting allegedly bogus health claims for products and treatments offered for sale on the Internet. Many states impose their own labeling or safety requirements that differ from or add to existing federal requirements.

     WebNutri cannot predict the nature of any future U.S. laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. Although the regulation of dietary supplements is less restrictive than that of drugs and food additives, WebNutri cannot assure you that the current statutory scheme and regulations applicable to dietary supplements will remain less restrictive. Further, WebNutri cannot assure you that, under existing laws and regulations, or if more stringent statutes are enacted, regulations are promulgated or enforcement policies are adopted, it is or will be in compliance with these existing or new statutes, regulations or enforcement policies without incurring material expenses or adjusting its business strategy. Any laws, regulations, enforcement policies, interpretations or applications applicable to WebNutri' business could require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.


     Regulation  of  the  Internet

     In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet. Additionally, due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in WebNutri's sales.

     A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect WebNutri' opportunity to derive financial benefit from such activities.


     Employees

     WebNutri is a development stage company and currently has no employees. WebNutri is currently managed by Peter Finck, its sole officer and director. WebNutri looks to Mr. Finck for his entrepreneurial skills and talents. Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. WebNutri may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in WebNutri, which would dilute the ownership interest of holders of existing shares of its common stock.

        Available  information  and  reports  to  securities  holders

     WebNutri has filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to WebNutri and its common stock, see the registration statement and the exhibits and schedules thereto. Any document WebNutri files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. WebNutri's filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

     Upon completion of this offering, WebNutri will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis of WebNutri's financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this Prospectus.


     Results  of  operations

     During the period from December 15, 2000 through December 31, 2000, WebNutri has engaged in no significant operations other than organizational activities, acquisition of the rights to market Vitamineralherb.com and preparation for registration of its securities under the Securities Act of 1933, as amended. No revenues were received by WebNutri during this period.

     For the current fiscal year, WebNutri anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. WebNutri anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

     WebNutri's business plan is to determine the feasibility of marketing the Vitamineralherb.com products in various markets, and, if the products prove to be in demand, begin marketing and selling Vitamineralherb.com products.


     Liquidity  and  capital  resources

     WebNutri remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, WebNutri's balance sheet as of December 31, 2000, reflects total assets of $0. Legal expenses of $16,000 were paid for by the sole shareholder and expensed to operations.

     WebNutri's business plan is to determine the feasibility of selling Vitamineralherb.com products to targeted markets. Should WebNutri determine that its business plan is feasible, it intends to employ salespeople to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. These professionals would sell the products to their clients via the Internet.

     WebNutri has no historical cash flow and is thus unable to estimate future cash flow. Such an intangible asset should be carried at the lower of cost or expected future cash flow. Thus WebNutri has written the asset down to nil. In order to determine the feasibility of its business plan, WebNutri plans, during the next six to twelve months, to conduct research into these various potential target markets. Should WebNutri determine that the exploitation of the license is feasible, it will engage salespeople to market the products. Based primarily on discussions with its licensor, Vitamineralherb.com, WebNutri believes that during the next twelve months, it will need a capital infusion of approximately $319,000 to achieve a sustainable sales level where ongoing operations can be funded out of revenues. This capital infusion is intended to cover costs of the market survey, advertising, hiring and paying two salespeople, and administrative expenses which are expected to cost approximately $338,500 in excess of the net proceeds of this offering. In addition, WebNutri will need approximately $260,000 in the event it determines that its market will not pay in advance and it will have to extend credit. These expenses will exceed the funds raised by this offering, and WebNutri will have to obtain additional financing through an offering or capital contributions by current shareholders.

     WebNutri is conducting this offering, in part, because it believes that an early registration of its equity securities will minimize some of the impediments to capital formation that otherwise exist. By having a registration statement in place, WebNutri believes it will be in a better position, either to conduct a future public offering of its securities or to undertake a private placement with registration rights, than if it were a completely private company. Registering its shares will help minimize the liquidity discounts WebNutri may otherwise have to take in a future private placement of its equity securities, because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied, and a public market will exist to effect Rule 144(g) broker transactions. WebNutri believes that the cost of registering its securities, and undertaking the affirmative disclosure obligations that such a registration entails, will be more than offset by avoiding deep liquidity discounts in future sales of securities. No specific private investors have been identified, but WebNutri's management has general knowledge of an investor class interested in investing in companies that can demonstrate a clear path to an early liquidity event.

     No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to WebNutri or at all. WebNutri expects to begin earning revenues shortly after a sales force is in place.

     In addition, WebNutri may engage in a combination with another business. WebNutri cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which WebNutri may eventually combine.

     WebNutri will need additional capital to carry out its business plan or to engage in a business combination. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to WebNutri or at all. WebNutri has no commitments for capital expenditures.


                             DESCRIPTION OF PROPERTY

     WebNutri currently maintains limited office space, occupied by Peter Finck, for which it pays no rent. Its address 5621 Eagle Harbour Road, West Vancouver, British Columbia, Canada V7W 1P4 and its phone number is (604) 922-4068. WebNutri does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     No director, executive officer or nominee for election as a director of WebNutri, and no owner of five percent or more of WebNutri's outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000. There are no promoters in connection with the offering.

     On December 15, 2000, WebNutri's sole shareholder, Michael Kirsh, in return for 3,500,000 shares of WebNutri's common stock, transferred to WebNutri his rights under his license agreement with Vitamineralherb.com. Mr. Kirsh acquired the license from Vitamineralherb.com for $35,000 in cash.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     No established public trading market exists for WebNutri's securities. WebNutri has no common equity subject to outstanding purchase options or warrants. WebNutri has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that WebNutri has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by WebNutri.

     As of December 31, 2000, there were 5,100,000 shares of common stock outstanding, held by 1 shareholder of record. Upon effectiveness of the registration statement that includes this prospectus, all of the shares registered in accordance with this prospectus will be eligible for sale. The shares currently held by WebNutri's sole shareholder will be subject to Rule 144 of the Securities Act of 1933. Rule 144, in addition to providing an exemption for resales of securities, mandates certain holding periods of stock, and restricts sales by affiliates to one percent of the issuer's outstanding stock in any given 3 month period. An affiliate may sell its shares in the public market in a brokered transaction, subject to the volume and holding period restrictions under Rule 144, and the stock may then be freely traded in the market. An affiliate may also sell its shares in a private transaction; however, the stock will still be subject to the volume and holding period restrictions under Rule 144.

     To date WebNutri has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon WebNutri's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.


                             EXECUTIVE COMPENSATION

     No officer or director has received any remuneration from WebNutri. Although there is no current plan in existence, it is possible that WebNutri will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of WebNutri's business plan. Once the feasibility of WebNutri's business plan has been established, it is anticipated that WebNutri and Mr. Finck will negotiate an agreement for compensation. WebNutri has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. WebNutri has no employment contract or compensatory plan or arrangement with any executive officer of WebNutri. The director currently does not receive any cash compensation from WebNutri for his service as a member of the board of directors. There is no compensation committee, and no compensation policies have been adopted.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

None.

                              FINANCIAL STATEMENTS

WebNutri.com  Inc.
(A  Development  Stage  Company)

                                                      Index

Independent  Auditor's  Report                         F-1

Balance  Sheet                                         F-2

Statement  of  Operations                              F-3

Statement  of  Cash  Flows                             F-4

Statement  of  Stockholders'  Equity                   F-5

Notes  to  the  Financial  Statements                  F-6

                               [GRAPHIC  OMITED]

Manning Elliott                        |    11th floor, 1050 West Pender Street,
                                       |    Vancouver, BC, Candada  V6E 3S7
                                       |
Chartered Accountants                  |    Tel: 604.714.3600  Fax: 604.714.3669
                                       |    Web:  manningelliott.com


                          Independent Auditor's Report
                          ----------------------------


To  the  Board  of  Directors
WebNutri.com  Inc.
(A  Development  Stage  Company)


We have audited the accompanying balance sheet of WebNutri.com Inc. (A Development Stage Company as of December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the period from December 15, 2000 (Date of Inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of WebNutri.com Inc. (A Development Stage Company), as of December 31, 2000, and the results of its operations and its cash flows for the period from December 15, 2000 (Date of Inception) to December 31, 2000, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                           /s/  Manning  Elliott
                                                           CHARTERED ACCOUNTANTS

Vancouver,  Canada
January  2,  2001

WebNutri.com  Inc.
(A  Development  Stage  Company)
Balance  Sheet


                                                     December  31,
                                                         2000
                                                           $


                               Assets
License (Note 3)                                                -
==================================================================

                 Liabilities and Stockholders' Equity

Current Liabilities
 Accrued liabilities                                        2,000
------------------------------------------------------------------
Stockholders' Equity
Common Stock, 100,000,000 common shares authorized
with a par value of $0.0001; 5,100,000 common shares
issued and outstanding                                        510

Additional Paid in Capital                                 50,490
------------------------------------------------------------------
                                                           51,000
------------------------------------------------------------------
                                                           53,000
------------------------------------------------------------------

Preferred Stock, 20,000,000 preferred shares authorized
with a par value of $0.0001; none issued                        -
Deficit Accumulated During the Development Stage          (53,000)
------------------------------------------------------------------
                                                          (53,000)
------------------------------------------------------------------

                                                                -
==================================================================


Contingent Liability (Note 1)
Commitment (Note 3)


                                      F-2
    (The accomanying notes are an integral part of the financial statements)

WebNutri.com  Inc.
(A  Development  Stage  Company)
Statement  of  Operations


                                  From December 15, 2000
                                    (Date of Inception)
                                   to December 31, 2000
                                             $

Revenue                                         -
--------------------------------------------------------
Expenses

   Audit                                    2,000
   Legal and organizational                16,000
   License written-off                     35,000
--------------------------------------------------------
                                           53,000
--------------------------------------------------------
Net Loss                                  (53,000)
========================================================
Loss per share                              (0.01)
========================================================
Weighted Average Shares Outstanding     5,100,000
========================================================


                                      F-3
    (The accomanying notes are an integral part of the financial statements)

WebNutri.com  Inc.
(A  Development  Stage  Company)
Statement  of  Cash  Flows
Statement  of  Cash  Flows
                                                   From December 15, 2000
                                                    (Date of Inception)
                                                    to December 31, 2000
                                                              $

Cash Flows to Operating Activities

  Net loss                                                       (53,000)

  Non-cash items

  Legal and organizational expenses                               16,000
  License written-off                                             35,000
  Accrued liabilities                                              2,000
-------------------------------------------------------------------------
    Net Cash Used by Operating Activities                              -
-------------------------------------------------------------------------
Change in cash                                                         -

Cash - beginning of period                                             -
-------------------------------------------------------------------------
Cash - end of period                                                   -
=========================================================================


Non-Cash Financing Activities

    A  total  of 1,600,000 shares were issued to the
    sole shareholder at a fair market value of $0.01
    per  share for legal and organizational expenses
    paid                                                          16,000

    A  total  of  3,500,000  shares were issued at a
    fair  market  value  of  $0.01 per share for the
    acquisition of a License (Note 3)                             35,000
-------------------------------------------------------------------------
                                                                  51,000
=========================================================================
Supplemental Disclosures

    Interest paid                                                      -
    Income tax paid                                                    -


                                      F-4
    (The accomanying notes are an integral part of the financial statements)

WebNutri.com  Inc.
(A  Development  Stage  Company)
Statement  of  Stockholders'  Equity


                                                                                                 Deficit
                                                                                               Accumulated
                                                                           Additional          During the
                                                          Common Stock      Paid-in            Development
                                                        Shares    Amount    Capital     Total    Stage
                                                          #         $          $          $        $
Balance - December 15, 2000 (Date of Inception)               -         -        -        -             -

  Stock issued for legal and organizational
  expenses at a fair market value of $0.01 per
  share                                               1,600,000       160     15,840   16,000           -

  Stock issued for the acquisition of a license at
  a fair market value of $0.01 per share              3,500,000       350     34,650   35,000           -

Net loss for the period                                       -         -          -        -     (51,000)
----------------------------------------------------------------------------------------------------------
Balance - December 31, 2000                           5,100,000       510     50,490   51,000     (51,000)
==========================================================================================================


                                      F-5
    (The accomanying notes are an integral part of the financial statements)

WebNutri.com  Inc.
(A  Development  Stage  Company)
Notes  to  the  Financial  Statements
-------------------------------------

1.   Development Stage Company

     WebNutri.com Inc. herein (the "Company") was incorporated in the State of Washington, U.S.A. on December 15, 2000. The Company acquired a license to market and distribute vitamins, minerals, nutritional supplements, and other health and fitness products in Alabama and Louisiana, in which the grantor of the license offers these products for sale from various suppliers on their Web Site.

     The Company is in the development stage. In a development stage company, management devotes most of its activities in developing a market for its products. Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or attain profitable operations. There is no guarantee that the Company will be able to raise any equity financing or sell any of its products at a profit. There is substantial doubt regarding the Company's ability to continue as a going concern.

     The Company will offer 2,500,000 shares at $0.01 per share to raise $25,000 pursuant to an SB-2 Registration Statement to be filed with the Securities and Exchange Commission.

2.   Summary of Significant Accounting Policies

     (a)  Year end

          The Company's fiscal year end is December 31.

     (b)  License

          The cost to acquire the License was capitalized. The cost will be amortized on a straight-line basis over twelve months.

          The carrying value of the License is evaluated in each reporting period to determine if there were events or circumstances which would indicate a possible inability to recover the carrying amount. Such evaluation is based on various analyses including assessing the Company's ability to bring the commercial applications to market, related profitability projections and undiscounted cash flows relating to each application which necessarily involves significant management judgment.

     (c)  Cash and Cash Equivalents

          The Company considers all highly liquid instruments with a maturity of three months or less at the time of the issuance to be cash equivalents.

     (d)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

     (e)  Revenue Recognition

          The Company will receive from the Grantor of the license, commissions of one-half of all the profit on all sales made through the Grantor's Web Site. The commission revenue will be recognized in the period the sales have occurred. The Company will report the commission revenue on a net basis as the Company is acting as an Agent for the Grantor and does not assume any risks or rewards of the ownership of the products. This policy is prospective in nature as the Company has not yet generated any revenue.

3.   License and Related Party Transaction

     The Company's only asset is a license to market vitamins, minerals, nutritional supplements and other health and fitness products through the Grantor's Web Site. The Company desires to market these products to medical practitioners, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness practitioners, school and other fund raising programs and other similar types of customers in Alabama and Louisiana. The license was acquired on December 15, 2000 for a term of three years. The Company must pay an annual fee of $500 for maintenance of the Grantor's Web Site commencing on the anniversary date. The Grantor of the license retains 50% of the profits.

     The Company issued 3,500,000 shares to the sole shareholder with a fair market value of $0.01 per share for a total consideration of $35,000 which is the same as the transferor's cost.

     The License has been written-off to operations as at December 31, 2000, due to the lack of historical cash flow of Vitaminmineralherb.com. WebNutri has no historical cash flow and is thus unable to estimate future cash flow. Such an intangible asset should be carried at the lower of cost or expected future cash flow. Thus WebNutri has written the asset down to nil. However, it is the Company's intention to determine if it is economically feasible to commercially exploit the Vitaminmineralherb.com business plan.

                                   Prospectus

                               [ENTER DATE, 2001]

                                WebNutri.com Inc.
                             5621 Eagle Harbour Road
                   Vancouver, British Columbia Canada V7W 1P4
                                 (604) 922-4068

                        2,500,000 Shares of Common Stock



          WebNutri.com has not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of WebNutri.com have not changed since the date hereof.


          Until _____________ ___, 2001 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                 PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     WebNutri's Articles of Incorporation provide that it must indemnify its directors and officers to the fullest extent permitted under Washington law against all liabilities incurred by reason of the fact that the person is or was a director or officer of WebNutri or a fiduciary of an employee benefit plan, or is or was serving at the request of WebNutri as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     The effect of these provisions is potentially to indemnify WebNutri's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with WebNutri. Pursuant to Washington law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     The bylaws of WebNutri provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of WebNutri, absent a finding of negligence or misconduct in office. WebNutri's Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not WebNutri has the power to indemnify such person against liability for any of those acts.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The  amounts  set  forth are estimates except for the SEC registration fee:

                                                         AMOUNT TO
                                                          BE PAID
                                                         ---------
  SEC registration fee  . . . . . . . . . . . . . . . .  $       10
  Printing and engraving expenses  .. . . . . . . . . .       2,500
  Attorneys' fees and expenses  . . . . . . . . . . . .      16,000
  Accountants' fees and expenses  . . . . . . . . . . .       2,000
  Transfer agent's and registrar's fees and expenses  .         500
  Miscellaneous  .. . . . . . . . . . . . . . . . . . .         550
                                                         ----------
  Total  .. . . . . . . . . . . . . . . . . . . . . . .  $   21,560
                                                         ==========

     The  Registrant  will  bear  all  expenses  shown  above.


                     RECENT SALES OF UNREGISTERED SECURITIES

     Set forth below is information regarding the issuance and sales of WebNutri's securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

     On December 15, 2000, WebNutri issued 5,100,000 shares of common stock to Michael Kirsh: 3,500,000 in compensation for the license of Vitamineralherb.com rights valued at $35,000, and 1,600,000 for Mr. Kirsh's contribution of $16,000 for payment of legal fees. The issuance of the shares was exempt from registration under Regulation S, and sections 3(b) and 4(2) of the Securities Act of 1933, as amended, due to Michael Kirsh's status as the founder of WebNutri, and his status as an accredited investor and foreign nationality, and the limited number of investors (one).

                                    EXHIBITS

     The  following  exhibits  are filed as part of this Registration Statement:


         EXHIBIT
         NUMBER   DESCRIPTION
         -------  -----------

            3.1*    Articles of Incorporation
            3.2*    Bylaws
            4.1*    Specimen Stock Certificate
            4.2*    Stock Subscription Agreement
            5.1*    Opinion re: legality
           10.1*    License Agreement
           10.2*    Assignment of License Agreement
           23.1     Consent of Independent Auditors
           23.2*    Consent of Counsel (see Exhibit 5.1)

         * Previously filed.

                                  UNDERTAKINGS

     The  Registrant  hereby  undertakes  that  it  will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Vancouver, British Columbia Canada, on April 3, 2001.


                                       WEBNUTRI.COM  INC.



                                       By:  /s/
                                          --------------------------------
                                                    PETER FINCK
                                                     PRESIDENT

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

    SIGNATURE                  TITLE                                 DATE
    ---------                  -----                                 ----

/s/ PETER FINCK     President,Principal  Financial  and         April  3, 2001
----------------    Accounting  Officer,  Sole  Director
PETER FINCK

                                LIST OF EXHIBITS

     The  following  exhibits  are filed as part of this Registration Statement:

         EXHIBIT
         NUMBER   DESCRIPTION
         -------  -----------

            3.1*    Articles of Incorporation
            3.2*    Bylaws
            4.1*    Specimen Stock Certificate
            4.2*    Stock Subscription Agreement
            5.1*    Opinion re: legality
           10.1*    License Agreement
           10.2*    Assignment of License Agreement
           23.1     Consent of Independent Auditors
           23.2*    Consent of Counsel (see Exhibit 5.1)

        * Previously filed.